Exhibit 3.1

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretary of State		KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy

December 27, 2017

Job Number:	C20171227-1616
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170544817-69	Amendment	1 Pages/1 Copies

Respectfully, /s/ Barbara K. Cegavske
Barbara K. Cegavske Secretary of State

Certified By: Richard Sifuentes

Certificate Number: C20171227-1616

You may verify this certificate

online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Filed in the office of /s/ Barbara K. Cegavske	Document Number 20170544817-69
	Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/27/2017 9:37 AM
Entity Number E0390892012-4

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Cleantech Solutions International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation is amended to read as follows:

The name of the corporation (the “Corporation”) is Sharing Economy International Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:        1,607,689

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 1-5-16

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

SHARING ECONOMY INTERNATIONAL INC.

Nevada Business Identification # NV20121458943

Expiration Date: July 31, 2018

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 27, 2017

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.